Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Heather Turner, Chief Executive Officer of LB Pharmaceuticals Inc (the “Company”), and Marc Panoff, Senior Vice President, Finance of the Company, each hereby certifies that, to the best of her or his knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2026 to which this certification is attached as Exhibit 32.1 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 11, 2026

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 11th day of August, 2026.

/s/ Heather Turner	/s/ Marc Panoff
Heather Turner	Marc Panoff
Chief Executive Officer	Senior Vice President, Finance

“This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of LB Pharmaceuticals Inc under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.”